Exhibit 99.1

Mativ Announces Third Quarter 2022 Results

ALPHARETTA, GA, November 9, 2022 -- Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three month and nine month periods ending September 30, 2022. On July 6, 2022, Schweitzer Mauduit International, Inc. ("SWM") and Neenah, Inc. ("Neenah") completed a merger of equals ("the merger"); Financial statements for periods prior to the merger reflect only the legacy SWM results.

Adjusted measures are reconciled to GAAP at the end of this release. Financial and operating comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding. "Organic" – is a pro forma non-GAAP measure to reflect acquired/merged companies as if they were owned/merged for the full comparable periods, and adjusted to exclude sales related to assets that have been sold or closed. "Comparable" - is a pro forma non-GAAP measure used to compare current period Mativ results with the combined reported results for legacy Neenah and SWM operations, adjusted for certain reclassifications between the legacy Neenah reporting segments in the prior year.

Mativ Third Quarter 2022 Highlights

•Sales increased 76% to $674.1 million with 12% constant currency organic sales growth, or 7% organic growth including negative currency impacts; strong sales growth in release liners, protective solutions, filtration, and paper and specialty packaging led the portfolio
•GAAP EPS was $(0.43), and included significant expenses related to the Neenah merger closing and integration; Adjusted EPS was $0.74
•GAAP Operating Loss was $13.9 million; Adjusted Operating Profit was $65.5 million, up 24% on a comparable basis (see non-GAAP reconciliation)
•Pricing actions across the Company driving top-line gains and offsetting raw material cost increases, with margin expansion across most categories
•Macro trends such as negative currency changes, increasing global economic uncertainty, and European energy inflation impacted results, as did a cybersecurity incident (unrelated to the integration of the Neenah merger) during the quarter
•The Company now expects 4Q:22 Adjusted EBITDA to be consistent with 3Q:22 Adjusted EBITDA of $93.0 million and continued year-over-year Adjusted EBITDA growth into 2023
•The Company still expects net leverage to be at 3.75x or below by year-end with the benefit of enhanced working capital programs, and to be within the 2.5x to 3.5x target range during 2023

Management Commentary

Julie Schertell, Chief Executive Officer, commented, "Mativ delivered organic constant currency sales growth of 12% in the quarter, with most business areas delivering increased price, revenue, and margin. On a comparable basis, adjusted operating profits were up nearly 25%. Our merger integration is progressing well and we are executing on our $65 million cost synergy plan. Based on current performance, we now expect to exceed our previously communicated $20 million synergy run-rate exiting 2022."

"Despite these positive performance trends, several factors are converging since mid-year to push second half 2022 EBITDA below our original expectations of $210 million to $230 million. Unfavorable currency trends have accelerated and there has been an increase in volatility in the macro backdrop, including global demand uncertainty and inflationary pressures led by the rapid escalation in energy costs, particularly in Europe. Our latest round of pricing actions primarily go into effect late this year and early 2023 and will lag recovery of this rapid increase in energy in the short-term. Additionally, we were also impacted by a cybersecurity incident during the third quarter which temporarily disrupted our operations and reduced sales."

Ms. Schertell concluded, "Mativ's fundamental outlook remains positive despite the current turbulence facing global manufacturers. Looking forward, we expect consistent sequential EBITDA in the fourth quarter, which would represent another period of strong comparable year-over-year growth, and to continue these profit growth trends into 2023 as we trend toward $100 million EBITDA quarters. Our conviction in this outlook is a function of recovering from the cybersecurity incident's impact on our operating performance, accelerated synergy realization, and additional pricing actions. Furthermore, our synergies provide a valuable offset if macro trends move more unfavorably or recessionary conditions emerge. Our global teams are executing on these near-term cost synergies, as well as laying the foundation for accelerated long-term growth by leveraging the manufacturing technologies, customer relationships, and geographic footprint of our newly merged enterprise."

Mativ Third Quarter 2022 Financial Results

Note: The current period reflects consolidated Mativ results, whereas the prior year period reflects only legacy SWM results. See the “Combined Legacy Financial Information” footnote below and the supplemental tables described therein for additional financial information regarding the combined company’s legacy financial information.

Advanced Technical Materials (ATM) segment sales were $426.1 million, up 64%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Organic sales increased 6%, or 12% excluding negative currency impacts, driven primarily by price increases, and comparable Adjusted Operating Profit increased 28% (see non-GAAP reconciliations). Strong double-digit sales growth in release liners and protective solutions, as well as gains in filtration led the portfolio. Price increases exceeded inflationary pressures across ATM, delivering margin expansion versus prior year. While costs for certain raw materials, such as polypropylene resin have moderated, energy costs have risen substantially since mid-year, particularly in Europe, and are expected to remain elevated in the near-term; the Company continues to implement price increases and surcharges in response to energy and other inflationary pressures. On a comparable basis, including the legacy Neenah operations, ATM segment adjusted operating margin expansion would have been approximately 240 basis points, which is greater than the expansion shown in the table below (see non-GAAP reconciliations) that reflects only the legacy SWM results for the prior year period.

(In millions; unaudited)	Three Months Ended September 30,
	2022	2021	Change	2022	2021
Net Sales	$426.1	$260.1	$166.0
Operating Profit & Margin %	$31.5	$15.9	15.6	7.4%	6.1%
Adjusted Operating Profit & Margin %	$49.8	$27.2	22.6	11.7%	10.5%
Adjusted EBITDA & Margin %	$62.2	$34.4	27.8	14.6%	13.2%

Fiber-Based Solutions (FBS) segment sales were $248.0 million, up 101%, and reflect the merged company results versus the prior year period which reflected only legacy SWM results. Organic sales growth was 7%, or 12% excluding negative currency impacts, driven primarily by price increases, and comparable Adjusted Operating Profit increased 6% (see non-GAAP reconciliations). Double digit sales growth in packaging and specialty papers led the portfolio. Price increases exceeded inflationary pressures for the segment. Energy costs have risen substantially since mid-year, particularly in Europe, and are expected to remain elevated in the near-term; the Company continues to implement price increases and surcharges in response. On a comparable basis, including the legacy Neenah operations, FBS segment adjusted operating margin would have been approximately equal (see non-GAAP reconciliations) in both periods versus the contraction shown in the table below that reflects only the legacy SWM results for the prior year period.

(In millions; unaudited)	Three Months Ended September 30,
	2022	2021	Change	2022	2021
Net Sales	$248.0	$123.5	$124.5
Operating Profit & Margin %	$27.8	$24.0	3.8	11.2%	19.4%
Adjusted Operating Profit & Margin %	$36.9	$26.4	10.5	14.9%	21.4%
Adjusted EBITDA & Margin %	$49.0	$32.3	16.7	19.8%	26.2%

Unallocated expenses reflected the merged Company expenses in the quarter compared to only legacy SWM expenses in the prior year period. The Company generated early-stage synergy savings, but also incurred expenses to remediate the cybersecurity incident and merger-related expenses.

(In millions; unaudited)	Three Months Ended September 30,
	2022	2021	Change	2022	2021
Operating Expense & % of Sales	$(73.2)	$(16.9)	(56.3)	(10.9)%	(4.4)%
Adjusted Operating Expense & % of Sales	$(21.2)	(13.6)	(7.6)	(3.1)%	(3.5)%
Adjusted EBITDA & Margin %	$(18.2)	(11.9)	(6.3)	(2.7)%	(3.1)%

Interest expense was $23.8 million, versus $15.3 million in the prior year period which reflected only the legacy SWM results. The increase was due to the merger and related incremental expense of assuming existing debt on the legacy Neenah balance sheet, as well as higher interest rates on floating rate debt versus the prior year.

Taxes were 32.6% during third quarter 2022 and reflects the non tax-deductibility of a significant portion of expenses related to the closing of the Neenah merger. The Company expects a more normalized tax rate (excluding the impact of non-GAAP adjustment items) in the low 20% range going forward.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from Adjusted Operating Profit, income, and EPS (see non-GAAP reconciliation tables for additional details). The most significant adjustments to third quarter 2022 results were as follows:

•$0.36 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.78 per share of expenses related to the Neenah merger, which included closing costs and associated third-party fees, integration, and severance expenses
•$0.08 per share related to incurred costs to remediate the cybersecurity incident

Cash Flow, Debt, & Dividend

Year-to-date 2022 cash provided by operating activities was $17.2 million, which included significant and largely non-recurring merger transaction, severance, and integration related costs, as well as a working capital outflow of $80.9 million driven by sales growth and higher cost inventories. Year-to-date capital spending and software costs totaled $38.6 million, resulting in negative free cash flow of $21.4 million. The Company expects a significant working capital improvement during the fourth quarter of 2022 related to enhancements of its working capital programs.

Total debt was $1,828.5 million as of September 30, 2022 and total cash was $82.3 million, resulting in net debt of $1,746.2 million. Pursuant to the terms of the Company's credit agreement, net debt to adjusted EBITDA was 4.2x as of September 30, 2022. Net leverage is defined in the Company's credit agreement, and includes EBITDA adjustments for certain expected cost synergies. Total liquidity of approximately $389 million consisted of $82 million of cash and $307 million of revolver availability. The Company's debt matures on a staggered basis between 2026 and 2028.

The Company announced a quarterly cash dividend of $0.40 per share. The dividend will be payable on December 16, 2022 to stockholders of record as of November 25, 2022.

Conference Call

Mativ will hold a conference call to review third quarter 2022 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, November 10, 2022. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

Mativ will use a presentation in conjunction with its conference call. The presentation can be found on the Company's website under the Investor Relations section in advance of the earnings conference call. The presentation can also be accessed via the earnings conference call webcast.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials headquartered in Alpharetta, Georgia. The Company offers a wide range of critical components and engineered solutions to solve our customers’ most complex challenges. With over 7,500 employees worldwide, we manufacture on four continents and generate sales in more than 100 countries. The Company’s two operating segments, Advanced Technical Materials and Fiber-Based Solutions, target premium applications across diversified and growing end-markets, from filtration to healthcare to sustainable packaging. Our broad portfolio of technologies combines polymers, fibers, and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain, and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by that Act and other legal protections. Forward-looking statements include, without limitation, those regarding EPS and other financial guidance, acquisition integration and performance, growth prospects, future end-market trends, the future effects of supply chain challenges and price increases, future cash flows, net leverage, purchase accounting impacts, effective tax rates, planned investments, impacts of the COVID-19 pandemic on our operations, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may,", "will", "typically," and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Mativ will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this press release. These statements are not guarantees of future performance and involve certain risks and uncertainties, and assumptions that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors: risks associated with pandemics and other public health emergencies, including the continued impact of, and the governmental and third party response to, the COVID-19 pandemic and its variant strains; changes in sales or production volumes, pricing and/or manufacturing costs of paper, specialty packaging, combustible products for the tobacco industry (including conventional papers and certain reduced-risk products) and hemp-based fibers for emerging alternative solutions in our FBS segment. Additionally; competition and changes in ATM end-market products due to changing customer demands; risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies; changes in the source and intensity of competition in our commercial segments; our ability to attract and retain key personnel, including as a result of the merger, labor shortages, labor strikes, stoppages or other disruptions; weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events; seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods; changes in raw material and energy availability, increases in commodity prices and lack of availability of such commodities, including energy, wood pulp, resins, and other key raw materials, which could impact the sales and profitability of our products; adverse changes in the filtration, release liners, protective solutions, construction and infrastructure and healthcare sectors impacting key ATM segment customers; increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs; changes in employment, wage and hour laws and regulations in the U.S., France and elsewhere, including the loi de Securisation de l'emploi in France, unionization rule and regulations by the National Labor Relations Board in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws; the impact of tariffs, and the imposition of any future additional tariffs and other trade barriers, and the effects of retaliatory trade measures; existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results; new reports as to the effect of smoking on human health or the environment; changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro and Real) and on interest rates; the phasing out of USD LIBOR rates after 2023 and the replacement with SOFR; changes in the manner in which we finance our debt and future capital needs, including potential acquisitions; supply chain disruptions, including the failure of one or more material suppliers, including energy, specialty fiber, resin, pulp and other raw material suppliers, to supply materials as needed to maintain our product plans and cost structure; international conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions; compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations; the pace and extent of further international adoption of LIP cigarette standards and the nature of standards so adopted; risks associated with our 50%-owned, non-U.S. joint ventures relating to control and decision-making, compliance, accounting standards, transparency and customer relations, among others; a failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty; the number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs, including those in Brazil, France and Germany; the outcome and cost of the LIP-related intellectual property litigation against Glatz in Europe; risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely; risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ; costs and timing of implementation of any upgrades or changes to our information technology systems; failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information; the impact of cybersecurity risks related to breaches of security pertaining to sensitive Company, customer or vendor information, as well as breaches in the technology that manages operations and other business processes; changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities; changes in construction and infrastructure spending and its impact on demand for certain products; potential loss of consumer awareness and demand for acquired companies’ products if it is decided to rebrand those products under the Company’s legacy brand names; failing to fully realize anticipated cost savings and other anticipated benefits of the Neenah merger when expected or at all; business disruptions from the proposed Neenah merger that will harm the Company’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the Neenah merger, including as it relates to the Company’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; the substantial indebtedness Mativ has incurred and assumed in connection with the Neenah and the need to generate sufficient cash flows to service and repay such debt; the possibility that Mativ may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Neenah’s operations with those of Mativ; uncertainty as to the long-term value of the common stock of Mativ, including the dilution caused by Mativ’s issuance of additional shares of its common stock in connection with the Neenah merger; and other factors described elsewhere in this document and from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual reports on Form 10-K for the year ended December 31, 2021, under the caption “Risk Factors” in Mativ’s Registration Statement on Form S-4 filed in connection with the Neenah merger, and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to ATM and FBS segment acquisitions, acquisition/merger and integration related costs, interest expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cybersecurity expenses, and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

In this press release the Company has provided guidance with respect to Adjusted EBITDA, which is a financial metric that has not been determined in accordance with GAAP and is therefore a non-GAAP financial measure. The Company has not provided a reconciliation to estimated GAAP net income, which the Company believes is the most directly comparable GAAP measure. Such a reconciliation is not available at this time without unreasonable effort in light of the complexities of projecting certain financial data and required purchase accounting expense analyses (primarily valuation of intangible assets) for the post-merger combined company.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

Combined Legacy Financial Information

Due to the significance of the Neenah merger and the resulting change in our reportable segments, Mativ is providing the supplemental combined legacy financial information set forth in the tables below under the captions “Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit” and “Non-GAAP Reconciliation of Organic Net Sales Growth” to enhance its investors’ ability to evaluate the Company's operating performance on a combined basis with Neenah. The purpose of the supplemental legacy combined financial information is to reflect changes to our reportable segments and to present certain non-GAAP financial measures on a combined company basis for the third quarter of 2022.

The supplemental combined legacy financial information in the attached schedules is not necessarily indicative of the operating results of the combined companies had the Neenah merger been completed at the beginning of or prior to the periods presented or of the operating results of the combined company in the future. The supplemental combined legacy financial information for periods prior to the date of the Neenah merger does not reflect cost savings or other synergies anticipated as a result of the merger. The supplemental combined legacy financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the SEC, and the preparation of information in accordance with Article 11 would result in a different presentation.

SOURCE: Mativ Holdings, Inc.

CONTACT

Andrew Wamser
Chief Financial Officer
+1-770-569-4271

Or

Mark Chekanow, CFA
Director of Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2022	2021	% Change
Net sales	$674.1	$383.6	75.7%
Cost of products sold	551.0	298.4	84.7%
Gross profit	123.1	85.2	44.5%

Selling expense	22.3	13.2	68.9%
Research and development expense	7.7	5.7	35.1%
General expense	105.2	41.4	N.M.
Total nonmanufacturing expenses	135.2	60.3	N.M.

Restructuring and impairment expense	1.8	1.9	(5.3)%
Operating profit/(loss)	(13.9)	23.0	N.M.
Interest expense	23.8	15.3	55.6%
Other income, net	2.4	3.7	(35.1)%
Income/(loss) before income taxes and income from equity affiliates	(35.3)	11.4	N.M.
Income tax expense (benefit)	(11.5)	1.5	N.M.
Income from equity affiliates, net of income taxes	1.3	2.3	(43.5)%
Net income/(loss)	$(22.5)	$12.2	N.M.

Net income/(loss) per share
Basic	$(0.43)	$0.38	N.M.
Diluted	$(0.43)	$0.38	N.M.

Cash dividends declared per share	$0.40	$0.44

Weighted average shares outstanding
Basic	52,593,900	31,046,100
Diluted	52,593,900	31,401,000

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021	% Change
Net sales	$1,507.3	$1,049.6	43.6%
Cost of products sold	1,192.0	795.5	49.8%
Gross profit	315.3	254.1	24.1%

Selling expense	51.6	34.2	50.9%
Research and development expense	18.3	14.9	22.8%
General expense	203.5	126.7	60.6%
Total nonmanufacturing expenses	273.4	175.8	55.5%

Restructuring and impairment expense	17.4	5.9	N.M.
Operating profit	24.5	72.4	(66.2)%
Interest expense	58.7	31.3	87.5%
Other income, net	15.2	0.8	N.M.
Income/(loss) before income taxes and income from equity affiliates	(19.0)	41.9	N.M.
Income tax expense (benefit)	(4.8)	12.4	N.M.
Income from equity affiliates, net of income taxes	5.1	6.1	(16.4)%
Net income/(loss)	$(9.1)	$35.6	N.M.

Net income/(loss) per share
Basic	$(0.25)	$1.13	N.M.
Diluted	$(0.25)	$1.12	N.M.

Cash dividends declared per share	$1.28	$1.32

Weighted average shares outstanding
Basic	38,415,900	31,022,100
Diluted	38,415,900	31,381,600

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$82.3	$74.7
Accounts receivable, net	454.3	238.0
Inventories	485.4	259.5
Assets held for sale	10.5	—
Other current assets	31.5	22.4
Property, plant and equipment, net	843.4	463.9
Goodwill	849.0	648.3
Other noncurrent assets	956.3	713.5
Total Assets	$3,712.7	$2,420.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$1.8	$3.2
Other current liabilities	437.5	227.9
Long-term debt	1,826.7	1,267.1
Pension and other postretirement benefits	94.5	39.0
Deferred income tax liabilities	140.5	95.1
Long-term income tax payable	13.9	16.6
Other noncurrent liabilities	64.9	89.2
Stockholders’ equity	1,132.9	682.2
Total Liabilities and Stockholders’ Equity	$3,712.7	$2,420.3

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating
Net income/(loss)	$(9.1)	$35.6
Non-cash items included in net income:
Depreciation and amortization	92.3	70.3
Impairments	13.7	—
Deferred income tax	(8.7)	2.4
Pension and other postretirement benefits	(4.7)	(0.2)
Stock-based compensation	16.5	6.3
Income from equity affiliates	(5.1)	(6.1)
Brazil tax assessment and settlements, net	—	(6.1)
Gain on sale of assets	(2.9)	—
Cash dividends received from equity affiliates	1.1	0.8
Gain on foreign currency transactions	(19.8)	(3.9)
Other items	1.2	(0.5)
Cash received from settlement of interest swap agreements	23.6	—
Changes in operating working capital	(80.9)	(71.1)
Cash provided by operations	17.2	27.5

Investing
Capital spending	(36.5)	(23.8)
Capitalized software costs	(2.1)	(1.9)
Acquisitions, net of cash acquired	(462.5)	(630.6)
Cash received from settlement of cross-currency swap contracts	35.8	—
Other investing	3.7	(2.0)
Cash used in investing	(461.6)	(658.3)

Financing
Cash dividends paid	(50.1)	(41.5)
Proceeds from issuances of long-term debt	720.4	729.7
Payments on long-term debt	(180.6)	(19.5)
Payments for debt issuance costs	(22.6)	(14.6)
Payments on financing lease obligations	(0.4)	—
Purchases of common stock	(6.4)	(3.1)
Cash provided by financing	460.3	651.0

Effect of exchange rate changes on cash and cash equivalents	(8.3)	(1.3)

Increase in cash and cash equivalents	$7.6	$18.9

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

NOTE RE: SEGMENT REPORTING & COMPARABILITY
Effective July 6, 2022, in connection with the close of the Neenah merger, Mativ has two reportable segments for financial reporting purposes: Advanced Technical Materials ("ATM") and Fiber-Based Solutions ("FBS"). ATM is comprised of the legacy SWM Advanced Materials & Structures segment and the legacy Neenah Technical Products segment. FBS is comprised of the legacy SWM Engineered Papers segment and the legacy Neenah Fine Paper and Packaging segment. For accounting purposes, SWM was the surviving entity, thus September 2022 quarter results reflect the merged company's financials while all prior periods reflect only previously reported SWM consolidated and segment results.

Net Sales
	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
ATM	$426.1	$260.1	63.8%	$987.1	$675.1	46.2%
FBS	248.0	123.5	100.8%	520.2	374.5	38.9%
Total Consolidated	$674.1	$383.6	75.7%	$1,507.3	$1,049.6	43.6%

Operating Profit
	Three Months Ended September 30,				Nine Months Ended September 30,
			Return on Net Sales				Return on Net Sales
	2022	2021	2022	2021	2022	2021	2022	2021
ATM	$31.5	$15.9	7.4%	6.1%	$71.2	$56.1	7.2%	8.3%
FBS	27.8	24.0	11.2%	19.4%	75.9	78.1	14.6%	20.9%
Unallocated	(73.2)	(16.9)	(10.9)%	(4.4)%	(122.6)	(61.8)	(8.1)%	(5.9)%
Total Consolidated	$(13.9)	$23.0	(2.1)%	6.0%	$24.5	$72.4	1.6%	6.9%

Non-GAAP Adjustments to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
ATM - Restructuring, impairment and other expenses (1)	$2.2	$—	$16.5	$—
ATM - Purchase accounting adjustments	16.1	11.3	38.3	32.1
FBS - Restructuring, impairment and other expenses (1)	0.5	2.4	(0.1)	6.4
FBS - Purchase accounting adjustments	8.6	—	8.6	—
Unallocated - Restructuring, impairment and other expenses (1)	5.2	—	5.2	—
Unallocated - Acquisition/Merger and integration related costs	46.8	3.3	60.4	19.0
Total Consolidated	$79.4	$17.0	$128.9	$57.5
(1)Other charges include a tax settlement in Brazil, cybersecurity/systems outage

Adjusted Operating Profit
	Three Months Ended September 30,				Nine Months Ended September 30,
			Return on Net Sales				Return on Net Sales
	2022	2021	2022	2021	2022	2021	2022	2021
ATM	$49.8	$27.2	11.7%	10.5%	$126.0	$88.2	12.8%	13.1%
FBS	36.9	26.4	14.9%	21.4%	84.4	84.5	16.2%	22.6%
Unallocated	(21.2)	(13.6)	(3.1)%	(3.5)%	(57.0)	(42.8)	(3.8)%	(4.1)%
Total Consolidated	$65.5	$40.0	9.7%	10.4%	$153.4	$129.9	10.2%	12.4%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
ATM - Depreciation and Stock-based compensation	$12.4	$7.2	$27.9	$18.5
FBS - Depreciation and Stock-based compensation	12.1	5.9	22.4	17.4
Unallocated - Depreciation and Stock-based compensation	3.0	1.7	9.1	6.4
Total Consolidated	$27.5	$14.8	$59.4	$42.3

Adjusted EBITDA
	Three Months Ended September 30,				Nine Months Ended September 30,
			Return on Net Sales				Return on Net Sales
	2022	2021	2022	2021	2022	2021	2022	2021
ATM	$62.2	$34.4	14.6%	13.2%	$153.9	$106.7	15.6%	15.8%
FBS	49.0	32.3	19.8%	26.2%	106.8	101.9	20.5%	27.2%
Unallocated	(18.2)	(11.9)	(2.7)%	(3.1)%	(47.9)	(36.4)	(3.2)%	(3.5)%
Total Consolidated	$93.0	$54.8	13.8%	14.3%	$212.8	$172.2	14.1%	16.4%

Non-GAAP Reconciliation of Combined Legacy Neenah and SWM Operating Profit

	Three Months Ended
	September 30, 2021				September 30, 2022
	Legacy Neenah		Legacy SWM	Mativ	Mativ
	(As Reported)	(Adjusted for Reclassifications)(1)	(As Reported)	(Combined for Comparison)	(As Reported)
Advanced Technical Materials (ATM) (2)
Net Sales	$172.7	$155.3	$260.1	$415.4	$426.1
GAAP Operating Profit	10.0	10.8	15.9	26.7	31.5
Purchase accounting adjustments	—	—	11.3	11.3	16.1
Restructuring, impairment, and other expenses	(0.4)	(0.4)	—	(0.4)	2.2
Acquisition/Merger & integration costs	0.6	0.6	—	0.6	—
Other	0.6	0.6	—	0.6	—
Adjusted Operating Profit	$10.8	$11.6	$27.2	$38.8	$49.8
Adjusted Operating Profit Margin	6.3%	7.5%	10.5%	9.3%	11.7%

Fiber-Based Solutions(FBS) (2)
Net Sales	$95.2	$112.6	$123.5	$236.1	$248.0
GAAP Operating Profit	6.4	8.3	24.0	32.3	27.8
Purchase accounting adjustments	—	—	—	—	8.6
Restructuring, impairment, and other expenses	—	—	2.4	2.4	0.5
Acquisition/Merger & integration costs	—	—	—	—	—
Other	0.2	0.2	—	0.2	—
Adjusted Operating Profit	$6.6	$8.5	$26.4	$34.9	$36.9
Adjusted Operating Profit Margin	6.9%	7.5%	21.4%	14.8%	14.9%

Corporate Unallocated
GAAP Operating Profit	$(5.0)	$(7.7)	$(16.9)	$(24.6)	$(73.2)
Restructuring, impairment, and other expenses	—	—	—	—	5.2
Acquisition/Merger & integration costs	—	—	3.3	3.3	46.8
Other	0.3	0.3	—	0.3	—
Adjusted Operating Profit	$(4.7)	$(7.4)	$(13.6)	$(21.0)	$(21.2)
% of total Net Sales	(1.8)%	(2.8)%	(3.5)%	(3.2)%	(3.1)%

Consolidated
Net Sales	$267.9	$267.9	$383.6	$651.5	$674.1
GAAP Operating Profit	11.4	11.4	23.0	34.4	(13.9)
Purchase accounting adjustments	—	—	11.3	11.3	24.7
Restructuring, impairment, and other expenses	(0.4)	(0.4)	2.4	2.0	7.9
Acquisition/Merger & integration costs	0.6	0.6	3.3	3.9	46.8
Other	1.1	1.1	—	1.1	—
Adjusted Operating Profit	$12.7	$12.7	$40.0	$52.7	$65.5
Adjusted Operating Profit Margin	4.7%	4.7%	10.4%	8.1%	9.7%
(1) Effective with the merger certain Assets/Net Sales were reclassified out of ATM and into FBS, and to conform with SWM accounting practices certain of Neenah operating expenses were reclassified out of the ATM and FBS operating segments and moved to Corporate Unallocated

(2) Mativ's Advanced Technical Materials segment is essentially comprised of the legacy Neenah Technical Products segment and the legacy SWM Advanced Materials & Structures segment; Mativ's Fiber-Based Solutions segment is essentially comprised of the legacy Neenah Fine Paper & Packaging segment and the legacy SWM Engineered Papers segment

Non-GAAP Reconciliation of Organic Net Sales Growth

	Advanced Technical Materials	Fiber-Based Solutions	Consolidated Mativ

SWM 3Q:21 Reported Net Sales	$260.1	$123.5	$383.6
Neenah 3Q:21 Reported Net Sales (1)	155.3	112.6	267.9
Mativ 3Q:21 Reported Net Sales	415.4	236.1	651.5
Divestiture/closure adjustments	(14.7)	—	(14.7)
Mativ 3Q:21 comparable Net Sales	$400.7	$236.1	$636.8

Mativ 3Q:22 Reported Net Sales	426.1	248.0	674.1
July 1 to July 6 Neenah stub period adjustment (2)	4.0	5.5	9.5
Divestiture/closure adjustments	(3.7)	—	(3.7)
Mativ 3Q:22 comparable Net Sales	$426.4	$253.5	$679.9
Organic growth	6.4%	7.4%	6.8%

Currency effects on 3Q:22	(20.4)	(11.0)	(31.4)
Mativ 3Q:22 comparable Net Sales with Currency Adjustment	$446.8	$264.5	$711.3
Organic constant currency growth	11.5%	12.0%	11.7%

(1) Effective with the Merger certain Assets/Net Sales were reclassified out of ATM and into FBS; Neenah 3Q:21 Reported Net Sales have been adjusted for this reclassification.
(2) Adjustment for estimated Net Sales for the period July 1st to July 6th not included in SWM's or Neenah's Reported Net Sales.

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating profit/(loss)	$(13.9)	$23.0	$24.5	$72.4
Plus: Restructuring and impairment related expenses	1.8	2.4	17.7	6.4
Plus: Purchase accounting adjustments	24.7	11.3	46.9	32.1
Plus: Acquisition/merger and integration related costs	46.8	3.3	60.4	19.0
Plus: Cybersecurity expenses	6.1	—	6.1	—
Less: Brazil tax settlement	—	—	(2.2)	—
Adjusted Operating Profit	$65.5	$40.0	$153.4	$129.9

Income/(loss)	$(22.5)	$12.2	$(9.1)	$35.6
Plus: Restructuring and impairment expenses	1.8	1.9	17.7	5.9
Less: Tax impact of restructuring and impairment expense	(0.5)	(0.5)	(3.8)	(1.5)
Less: Gain on sale of assets	—	—	(2.9)	—
Plus: Tax impact on gain on sale of assets	—	—	0.8	—
Plus: Plant closure	—	0.5	—	0.5
Less: Tax impact of plant closure	—	(0.1)	—	(0.1)
Plus: Purchase accounting adjustments	24.7	11.3	46.9	32.1
Less: Tax impact of purchase accounting adjustments	(5.8)	(2.2)	(10.4)	(6.4)
Plus: Brazil tax assessments/settlements	—	—	(2.8)	(6.1)
Less: Tax impact of Brazil tax assessments/settlements	—	0.3	1.0	2.8
Plus: Cybersecurity expenses	6.1	—	6.1	—
Less: Tax impact of cybersecurity expenses	(1.4)	—	(1.4)	—
Plus: Acquisition/merger and integration related costs	47.2	3.3	64.1	19.0
Less: Tax impact on acquisition/merger and integration related costs	(6.4)	(0.8)	(10.2)	(4.2)
Plus: Acquisition related foreign currency exchange impacts	—	—	—	6.9
Less: Tax legislative changes, net of other discrete items	(3.9)	(0.1)	(0.9)	2.1
Adjusted Income	$39.3	$25.8	$95.1	$86.6

Earnings/(loss) per share - diluted	$(0.43)	$0.38	$(0.25)	$1.12
Plus: Restructuring and impairment related expenses	0.03	0.06	0.46	0.19
Less: Tax impact of restructuring and impairment expense	(0.01)	(0.02)	(0.10)	(0.05)
Less: Gain on sale of assets	—	—	(0.07)	—
Plus: Tax impact on gain on sale of assets	—	—	0.02	—
Plus: Plant closure	—	0.02	—	0.02
Plus: Purchase accounting adjustments	0.47	0.36	1.22	1.02
Less: Tax impact of purchase accounting adjustment	(0.11)	(0.07)	(0.27)	(0.21)
Plus: Brazil tax assessments/settlements	—	—	(0.07)	(0.20)
Less: Tax impact of Brazil tax assessments/settlements	—	0.01	0.03	0.09
Plus: Cybersecurity expenses	0.11	—	0.16	—
Less: Tax impact of cybersecurity expenses	(0.03)	—	(0.04)	—
Plus: Acquisition/merger and integration related costs	0.90	0.10	1.65	0.60
Less: Tax impact on acquisition/merger and integration related costs	(0.12)	(0.02)	(0.26)	(0.13)
Plus: Acquisition related foreign currency exchange impacts	—	—	—	0.22
Less: Tax legislative changes, net of other discrete items	(0.07)	—	(0.02)	0.07
Adjusted Earnings Per Share - Diluted	$0.74	$0.82	$2.46	$2.74

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income/(loss)	$(22.5)	$12.2	$(9.1)	$35.6
Plus: Interest expense on debt	23.8	15.3	59.4	35.8
Plus: Interest income on Brazil tax assessments/settlements	—	—	(0.7)	(4.5)
Plus: Provision for income taxes	(11.5)	1.5	(4.8)	12.4
Plus: Depreciation and amortization	39.7	24.1	87.2	67.5
Plus: Stock Compensation Expense	2.5	2.0	9.1	6.9
Plus: Inventory step up expense	10.0	—	10.0	—
Plus: Restructuring and impairment related expenses	1.8	1.9	17.7	5.9
Plus: Inventory write-down expense related to plant closure	—	0.5	—	0.5
Plus: Cybersecurity expenses	6.1	—	6.1	—
Plus: Acquisition/merger and integration related costs	46.8	3.3	60.4	19.0
Plus: Income from equity affiliates	(1.3)	(2.3)	(5.1)	(6.1)
Plus: Other income, net	(2.4)	(3.7)	(15.2)	(6.1)
Plus: Acquisition related foreign currency exchange impacts	—	—	—	6.9
Plus: Brazil tax assessments/settlements	—	—	(2.2)	(1.6)
Adjusted EBITDA	$93.0	$54.8	$212.8	$172.2

Cash provided by (used in) operating activities	$(0.8)	$7.7	$17.2	$27.5
Less: Capital spending	(18.7)	(7.5)	(36.5)	(23.8)
Less: Capitalized software costs	(0.5)	(0.6)	(2.1)	(1.9)
Free Cash Flow	$(20.0)	$(0.4)	$(21.4)	$1.8

			September 30, 2022	December 31, 2021

Total Debt			$1,828.5	$1,270.3
Less: Cash			82.3	74.7
Net Debt			$1,746.2	$1,195.6